LINE OF CREDIT NOTE

ON DEMAND

* * * * * * * * * *

(Variable Rate)

NAME:	AIRBORNE, INC.	NOTE DATE:	March 2, 2009

ADDRESS:	236 Sing Sing Road, Horseheads, NY 14845	NOTE MATURITY:	ON DEMAND

NAME:	FIRSTFLIGHT, INC.	NOTE NUMBER:

ADDRESS:	100 1stCenter, Horseheads, NY 14845	ACCOUNT NUMBER:

$1,000,000.00

FOR VALUE RECEIVED, the undersigned, AIRBORNE, INC., an entity organized and existing under the laws of the State of New York with an office at 236 Sing Sing Road, Horseheads, New York 14845 and FIRSTFLIGHT, INC., an entity organized and existing under the laws of the State of Nevada with an office at 100 1st Center, Horseheads, New York 14845 (hereinafter jointly and severally and collectively and individually called “Borrower”), jointly and severally promises to pay On Demand, but if not demanded, Borrower shall pay pursuant to the repayment terms set forth below, to the order of FIVE STAR BANK, a New York State bank (hereinafter called “Bank”) with its principal office at 55 North Main Street, Warsaw, New York 14569, or at such other place as may be designated in writing by the holder of this Note the sum of One Million and 00/100 Dollars ($1,000,000.00) in lawful money of the United States, or so much as may be advanced, referred to as “principal sum”, with interest hereon to be computed from the date hereof as follows:

This Note is payable on Demand.  Commencing on the date of closing and continuing until the date that the indebtedness under this Note is paid in full, interest shall accrue on the Note at a variable rate equal to The Wall Street Journal Prime Rate in effect from time to time plus 200 basis points (2.00%), adjusted simultaneously thereafter upon any changes in The Wall Street Journal Prime Rate (“Variable Rate”).

The Wall Street Journal Prime Rate shall be defined as the Prime Rate published in The Wall Street Journal from time to time.  If The Wall Street Journal Prime Rate is no longer available, the Bank will choose a new index that is based upon comparable information.  The Bank will give notice to Borrower of same.

Payment Terms.

Commencing on April 1, 2009 and on the first day of each month thereafter through and including the date that the indebtedness under this Note is paid in full, the Borrower shall make payments of interest only at the Variable Rate based on the unpaid balance of this Note.  The entire indebtedness evidenced under this Note is and shall be payable On Demand.

The annual interest rate for this Note shall be computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Bank at Bank’s address shown above or at such other place as Bank may designate in writing.

Application of Payment.  All payments of principal and accrued interest shall be applied to the indebtedness under this Note in a manner and order acceptable to the Bank, in its sole discretion.

After Acceleration or Maturity (whichever is earlier), interest shall accrue on the unpaid principal balance of this Note at a rate 3% per annum greater than the pre-Acceleration or pre-Maturity interest rate, until this Note is paid in full.  In no event however, shall the interest rate on this Note exceed the maximum rate allowed by law.

In the event any payment due hereunder shall remain unpaid for more than five (5) days, the holder hereof may collect a late charge in the greater of four percent (4%) of said payment, or $50.00 to cover its extra handling expenses.

Any payment made with a check which is dishonored shall be subject to a dishonored check charge in the amount required by the Bank.  The Bank may require this to be paid immediately or it may be added to the balance of the loan or withdrawn from the account.

Purpose.  The loan proceeds will be used for the following purpose(s): Refinance Note #7002020056

Covenants.

1.
Loans made pursuant to this Note are conditioned upon the prior approval of Bank in its sole and absolute discretion.  Requests for Bank approval of a loan may be instituted at any time prior to the date that Bank or Borrower terminates this Note, or prior to the time at which Bank demands payment of the Consolidated Loan (defined below), whichever date is earlier.  A loan request by Borrower which Bank approves, is referred to below as an “Approved Request”.  The fact that a particular loan request is not approved by Bank, shall have no affect on (a) this Note, (b) the right of Borrower to make subsequent loan requests, or (c) the obligations of Borrower under this Note including but not limited to the obligations to pay the Consolidated Loan in full On Demand.

2.
Bank shall process an Approved Request by debiting Borrower’s revolving loan account for the amount of the Approved Request and, unless otherwise agreed by Bank and Borrower, by crediting Borrower’s checking account identified above with Bank with the amount of the Approved Request.  The loan shall be deemed made immediately upon the crediting of the amount of the Approved Request to Borrower’s checking account with Bank or otherwise making the amount of the Approved Request available to Borrower.  Each Approved Request, together with the unpaid principal balance of previous loans made under this Note, shall be deemed automatically refinanced and consolidated into one (1) loan, hereafter called the “Consolidated Loan”.

3.
Loan requests may be issued by Borrower in writing, in person over the telephone and via fax and via e-mail by an Authorized Person designated below.  Borrower may, from time to time, add to or delete from the list of Authorized Persons by giving Bank written notice of such changes.  Notice of any additions or deletions shall be sent to Bank at 55 North Main Street, Warsaw, New York 14569, to the attention of Commercial Loan Department.

4.
Bank is authorized to act on telephone, written, fax or e-mail loan requests and prepayment instructions of any person identifying himself as an Authorized Person, and Borrower will be bound by such instructions.  Borrower hereby indemnifies and holds Bank harmless from any liability (including reasonable attorneys’ fees) which may arise as a result of Bank’s good faith reliance on telephone loan requests and or payment or prepayment instructions from any person identifying himself as an Authorized Person.

5.
Bank may terminate its obligations under this Note at any time upon telephonic, facsimile or written notice to Borrower at Borrower’s address specified above.  Borrower may terminate its right under this Note at any time upon written notice given to Bank at Bank’s address specified above.  The termination of this Note by either or both parties shall not effect Borrower’s obligations under this Note (including but not limited to Borrower’s obligations to pay accrued interest on the unpaid principal balance of the Consolidated Loan and the obligation to pay the Consolidated Loan on demand), nor Bank’s rights against Borrower under this Note until the Consolidated Loan (and all accrued interest due and to become due Bank thereon) is paid in full.

6.
Each of the persons whose name appears below, (followed by his or her signature) is an “Authorized Person”.  Any Authorized Person may make loan requests under this Note and give payment or prepayment instructions, as specified above.

Upon the occurrence of any of the following, Borrower shall be in default.  Upon the occurrence of a default, Bank may declare the entire unpaid principal balance of this Note immediately due and payable (“Acceleration”), without notice, presentment, demand or protest of any kind, all of which are hereby waived by Borrower.

1.	Borrower’s failure to make any payment to Bank under this Note when due.

2.
Borrower’s failure (or the failure of any Borrower, if more than one Borrower signed this Note) or of any other person or entity liable to Bank for payment of the indebtedness evidenced by this Note (“Guarantor”), to perform or comply with any term or provisions or covenant under any other loan documents executed by Borrower or Guarantors in favor of Bank.

3.	Falsity of any representation or warranty contained in any loan document executed by Borrower in favor of Bank.

4.	Entry of a judgment and/or filing of a federal tax lien against any Borrower and/or against any Guarantor.

5.	Commencement of a bankruptcy proceeding by or against any Borrower and/or by or against any Guarantor.

6.	If Borrower is a corporation, the dissolution, merger, consolidation or failure to maintain itself as corporation in good standing.

7.	Death of any individual Guarantor.

8.	The making by any Borrower and/or by any Guarantor of a bulk sale or other disposition of substantially all of its assets.

9.	Insolvency (in the form of a negative net worth as defined under generally accepted accounting principles) of any Borrower and/or of any Guarantor.

10.	A material adverse change or deterioration in the financial condition of the Borrower.

11.	Bank receives notice from any Guarantor of the discontinuance of his liability to Bank.

12.	Discontinuance of any Borrower’s business.

13.	Repossession of or the appointment of a receiver or custodian for any property of any Borrower and/or of any Guarantor.

14.	Failure of Borrower to comply with any financial covenant or supply accurate and timely financial information as required herein.

15.	Failure of Borrower to establish and maintain an operating account with Bank throughout Loan term.

16.	Failure of Borrower to establish, maintain and fully utilize a lockbox for all accounts receivable of Borrower and comply with all terms of the Lockbox Agreement.

In the event this Note is referred to an attorney for collection, Borrower shall pay all Bank’s costs of collection, including Bank’s reasonable attorneys’ fees, incurred and to be incurred in connection with the enforcement and collection of this Note, including, but not limited to, attorneys’ fees incurred and to be incurred in any bankruptcy proceeding involving Borrower or any Guarantor, if any, of this Note.

This Note is governed by New York law.  BORROWER WAIVES THE RIGHT TO A JURY TRIAL IN ANY LITIGATION OF ANY NATURE OR KIND IN WHICH BORROWER AND BANK ARE BOTH PARTIES.  Any litigation involving this Note shall, at Bank’s option, be triable only in a court located in Wyoming County, New York.  Borrower acknowledges that it has transacted business in New York State with regard to this Note.

The failure of any person or entity to sign this Note shall not release, discharge or affect the liability of any person or entity that signs this Note.  This Note has been unconditionally delivered to Bank by each person or entity that signs this Note.

Security and Setoff.  As security for this Note, and any renewal or extension hereof, and for all other obligations, direct or contingent, of Borrower to Bank, now due or to become due whether now existing or hereafter arising, (this Note and such other obligations being herein referred to as the “Obligations”), Borrower gives Bank a security interest in all funds, deposits and other property, and the proceeds thereof, now or hereafter in the possession or control of Bank for the account of Borrower ( the “Deposits”).  Bank may at its option and at any time(s), with or without notice to Borrower, set off or realize upon any and all Deposits, and apply them to the payment or reduction of all or any of the Obligations (whether or not then due), in such manner as Bank may determine, in its sole discretion.  Bank shall not be obligated to assert or enforce any rights under this paragraph or to take any action in reference thereto, and Bank may in its discretion at any time(s) relinquish its rights under this paragraph as to a particular Deposit without thereby affecting or invalidating its rights as to any other Deposit.  The Bank’s right of setoff applies to all accounts and deposits held at the Bank or any other bank owned by Five Star Bank.

This Note may not be modified or terminated orally.  Borrower acknowledges that this Note has been executed for commercial and/or business purposes.  If more than one Borrower has signed this Note, all obligations of each Borrower under this Note are joint and several.  Wherever used in this Note, neutral pronouns shall include the masculine and feminine gender as appropriate in the context, and singular terms (such as “Borrower”) shall be deemed in the plural where appropriate.

Borrower represents and warrants to Bank that no adverse change has occurred in either (i) Borrower’s or Guarantor’s financial condition since the date of Borrower’s loan application to Bank or (ii) the collateral being pledged to the Bank to secure the Bank’s loan.  In addition, Borrower hereby agrees to fully, unconditionally and expeditiously comply with any post closing issues or requirements of the Bank, including, but not limited to furnishing additional documents or executing additional or corrected documents in favor of the Bank.

It is hereby expressly agreed, that all of the covenants, conditions and agreements contained in the Mortgage or Security Agreement securing this Note or other loan documents, as applicable, are hereby made part of this Note.

Each of the persons whose name and signature appears on the attached Addendum is an “Authorized Person”.  Any Authorized Person may make loan requests under this Note and give prepayment instructions, as specified above.

Presentment for payment, notice or dishonor, protest and notice of protest are hereby waived.

	Borrower Name:	AIRBORNE, INC.

	Signature:	/s/ John H. Dow
	Print Name and Title:	John H. Dow, President

Witness:

	Borrower Name:	FIRSTFLIGHT, INC.

	Signature:	/s/ Ronald J. Ricciardi
	Print Name and Title:	Ronald J. Ricciardi, President

Witness:

ADDENDUM TO LINE OF CREDIT NOTE

IN THE AMOUNT OF $1,000,000.00

DATED MARCH 2, 2009

Each of the persons whose name and signature appears on this Addendum is an “Authorized Person”.  Any Authorized Person may make loan requests under this Note and give payment instructions, as specified above.

Ronald J. Ricciardi	/s/ Ronald J. Ricciardi
Name of Authorized Person	Signature of Authorized Person

Name of Authorized Person	Signature of Authorized Person

Name of Authorized Person	Signature of Authorized Person

Name of Authorized Person	Signature of Authorized Person